Exhibit 99.1

Midland States Bancorp, Inc. Completes

the Acquisition of HomeStar Financial Group

Effingham, IL, July 17, 2019 — Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) today announced that it has completed its acquisition of HomeStar Financial Group, Inc. (“HomeStar”), the parent company of HomeStar Bank and Financial Services (“HomeStar Bank”).  As of March 31, 2019, HomeStar Bank had approximately $381.4 million in assets, $216.6 million in loans and $339.3 million in deposits.

Jeff Ludwig, President and Chief Executive Officer of Midland, commented, “We are excited to welcome HomeStar’s customers, employees and shareholders to Midland.  We look forward to offering HomeStar customers a broader selection of financial products and services, while maintaining the same exceptional service level that they have come to expect.  With the financial strength that Midland provides, we believe we can expand upon the leading position that we now have in the Kankakee, IL market, capitalize on the synergies of this combination, and create strong value for our new and existing shareholders.”

Bill Smith, Chief Executive Officer of HomeStar, said, “We have worked closely with the Midland team over the past few months to ensure a smooth transition for our customers and employees.  We are confident that the strength of the combined organization will provide a superior banking experience for our customers in the years ahead.”

Consideration paid by Midland in the transaction was 405,000 shares of Midland common stock and approximately $1.0 million of cash.  HomeStar redeemed all of its outstanding Trust Preferred Securities prior to the closing.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2019, the Company had total assets of approximately $5.64 billion and its Wealth Management Group had assets under administration of approximately $3.10 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust, investment management and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, please visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes “forward-looking statements,” including but not limited to statements about Midland’s expected loan production, operating expenses, future earnings levels and other projections relating to the transaction.  These statements are subject to many risks and uncertainties, including (i) the possibility that any of the anticipated benefits of the transaction will not be realized within the expected time period or at all; (ii) the risk that integration of HomeStar’s operations will be materially delayed or will be more costly or difficult than expected; (iii) the effect of the announcement of the transaction on customer relationships and operating results; (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and (v) other risks detailed from time to time in filings made by Midland with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321.